UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2008

Alternative Asset Management Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33629	20-8450938
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 35th Floor
New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 409-2434

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On June 23, 2008, Alternative Asset Management Acquisition Corp. (the “Company”), Halcyon Management Group LLC (“Halcyon”), Halcyon Partners LP (“Halcyon Partner Vehicle”), Halcyon Employees LP, as “Halcyon Representative,” Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Asset-Backed Advisors LP and Halcyon Loan Investors LP (together with Halcyon, Halcyon Partner Vehicle and Halcyon Representative, the “Halcyon Parties”) entered into the Termination and Release Agreement (the “Termination Agreement”) to mutually terminate the Purchase Agreement, dated March 12, 2008, by and among the Company and the Halcyon Parties (the “Purchase Agreement”), pursuant to which the Company would have acquired a majority interest in Halcyon. Under the terms of the Termination Agreement, the Company and the Halcyon Parties agreed to a release of any claims against each other, as more fully set forth in the Termination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

The Company will continue to try to consummate a business combination on the terms set forth in its certificate of incorporation. As of May 31, 2008, the amount held in trust for the benefit of the Company’s public stockholders, including approximately $13.5 million of deferred underwriting discounts and commissions, was approximately $405.4 million. If the Company does not consummate a business combination by August 1, 2009, it will dissolve and liquidate.

The Company issued a press release on June 23, 2008, disclosing the termination of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Each of OHL Limited (formerly Hanover Overseas Limited), STC Investment Holdings LLC and Solar Capital, LLC terminated their respective agreements with Citigroup Global Markets Inc. and the Company pursuant to which they each had placed limit orders for up to $10.0 million of the Company’s common stock in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. As of June 20, 2008, each of STC Investment Holdings LLC and Solar Capital, LLC had purchased 286,400 shares of common stock and OHL Limited had purchased 287,800 shares of common stock pursuant to these limit orders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Termination and Release Agreement, dated June 23, 2008, by and among Alternative Asset Management Acquisition Corp., Halcyon Management Group LLC, Halcyon Partners LP, Halcyon Employees LP, Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Asset-Backed Advisors LP and Halcyon Loan Investors LP.

99.1	Press Release, dated June 23, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE ASSET MANAGEMENT
ACQUISITION CORP.

By:	/s/ Paul D. Lapping
Paul D. Lapping
Chief Financial Officer
and Secretary

Date: June 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination and Release Agreement, dated June 23, 2008, by and among Alternative Asset Management Acquisition Corp., Halcyon Management Group LLC, Halcyon Partners LP, Halcyon Employees LP, Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Asset-Backed Advisors LP and Halcyon Loan Investors LP.

99.1	Press Release, dated June 23, 2008.